SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

FONAR CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE	0-10248	11-2464137
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 Marcus Drive Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Fonar Corporation (the "Company") was held at 10:00 a.m. on June 23, 2014 at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801. At the meeting, the items of business were (1) the election of five directors, (2) on an advisory basis, the approval of the compensation of the Company’s named executive officers, and (3) the ratification of the selection by the board of directors of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2014.

The stockholders elected Raymond V. Damadian, M.D., Claudette J. V. Chan, Robert J. Janoff, Charles N. O'Data and Ronald G. Lehman, all of whom were sitting directors, as the directors of the Company. The stockholders also approved the compensation of the named executive officers, and ratified the selection of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2014.

The votes for each of the nominees for director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Raymond V. Damadian	10,229,271	784,558	3,590,849
Claudette J.V. Chan	10,322,816	691,019	3,590,849
Robert J. Janoff	10,969,106	44,729	3,590,849
Charles N. O'Data	10,977,193	36,642	3,590,849
Ronald G. Lehman	10,977,832	36,003	3,590,849

The votes to approve, by non-binding vote, executive compensation were as follows:

For	Against	Abstain	Broker Non-Votes
10,921,129	73,608	19,098	3,590,849

The votes for the ratification of Marcum LLP as the Company's auditors for the fiscal year ending June 30, 2014 were as follows:

For	Against	Abstain	Broker Non-Votes
14,461,648	123,115	19,921	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION
(Registrant)
By: /s/ Raymond Damadian
Raymond Damadian
President and Chairman
Dated: June 24, 2014